Exhibit 2

DIRECTORS AND EXECUTIVE OFFICERS

OF EACH REPORTING PERSON

BEN HOLDING S.À R.L.

Name of Office or Director	Principal Business Address	Title	Citizenship
Thierry Jacob	412F route d’Esch, L-2086, Luxembourg	Class A Manager	France
Geoffrey Limpach	1-3 Boulevard de la Foire, L-1528, Luxembourg	Class A Manager	Belgium
Gérard Maitrejean	OPF Partners, 291 Route d’Arlon, L-2016, Luxembourg	Class B Manager	Belgium
Nishant Nayyar	33 Jermyn Street, London, SW1Y 6DN, United Kingdom	Class B Manager	USA

APAX EUROPE VII GP CO. LTD

Name of Office or Director	Principal Business Address	Title	Citizenship
Simon Cresswell	33 Jermyn Street, London, SW1Y 6DN, United Kingdom	Director	Australia
Andrew Guille	Third Floor, Royal Bank Place, 1 Glategny Esplanade, St Peter Port, GY1 2HJ, Guernsey	Director	England
Martin Halusa	33 Jermyn Street, London, SW1Y 6DN, United Kingdom	Director	Austria
Nicholas Kershaw	Douet De Rue, La Rue du Douet, St Mary, JE3 3EF, Jersey	Director	England
Trina Le Noury	Third Floor, Royal Bank Place, 1 Glategny Esplanade, St Peter Port, GY1 2HJ, Guernsey	Director	England
David Staples	Le Jardin, Saints Road, St Martins, GY4 6HX, Guernsey	Director	England

APAX EUROPE VII GP L.P. INC.

Name of Office or Director	Principal Business Address	Title	Citizenship
None.

APAX EUROPE VII-1, L.P.

Name of Office or Director	Principal Business Address	Title	Citizenship
None.

APAX EUROPE VII-A, L.P.

Name of Office or Director	Principal Business Address	Title	Citizenship
None.

APAX EUROPE VII-B, L.P.

Name of Office or Director	Principal Business Address	Title	Citizenship
None.

APAX GUERNSEY (HOLDCO) PCC LIMITED

Name of Office or Director	Principal Business Address	Title	Citizenship
Andrew Guille	Third Floor, Royal Bank Place, 1 Glategny Esplanade, St Peter Port, GY1 2HJ, Guernsey	Director	England
Trina Le Noury	Third Floor, Royal Bank Place, 1 Glategny Esplanade, St Peter Port, GY1 2HJ, Guernsey	Director	England

APAX US VII, L.P.

Name of Office or Director	Principal Business Address	Title	Citizenship
None.

APAX US VII GP, L.P.

Name of Office or Director	Principal Business Address	Title	Citizenship
None.

APAX US VII GP, LTD.

Name of Office or Director	Principal Business Address	Title	Citizenship
John Megrue	601 Lexington Avenue, 53rd Floor, New York, NY 10022	Director	USA
Mitch Truwit	601 Lexington Avenue, 53rd Floor, New York, NY 10022	Chief Executive Officer	USA
William Gumina	601 Lexington Avenue, 53rd Floor, New York, NY 10022	Vice President	USA
John Megrue	601 Lexington Avenue, 53rd Floor, New York, NY 10022	Vice President	USA
Alex Pellegrini	601 Lexington Avenue, 53rd Floor, New York, NY 10022	Vice President	USA
Jason Wright	601 Lexington Avenue, 53rd Floor, New York, NY 10022	Vice President	USA

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